MusclePharm Announces KEY Executive Appointments

Donald Prosser Appointed Chief Financial Officer;

Richard Estalella Promoted to President

Denver, CO – April 14, 2014 – MusclePharm Corporation (OTCQB: MSLP), a leading international, award-winning sports nutrition company, today announced the appointment of Donald W. Prosser as Chief Financial Officer and the promotion of Richard Estalella to President, in addition to his role as Chief Operating Officer.

Concurrent with Prosser’s appointment, he has resigned his position as an independent member of MusclePharm’s Board of Directors. Concurrent with Estalella’s promotion, Brad Pyatt, Chairman and CEO of MusclePharm resigned his position as President of the Company. Gary Davis, the former CFO of MusclePharm, will continue to serve the Company in an advisory capacity on special projects through 2014. The management changes and promotion were approved by MusclePharm’s Board on April 10, 2014 and will become effective April 16, 2014.

“Don brings vast experience in finance, accounting and corporate governance, and we believe that he will be instrumental in the planning and management of MusclePharm’s financial strategy as we continue our strong growth trajectory,” said Brad Pyatt, Chairman and CEO of MusclePharm.

“I would also like to acknowledge Richard’s outstanding contribution since joining us nearly a year ago, helping us optimize the company’s supply chain, distribution and warehouse operations, and laying the groundwork for profitable expansion domestically and throughout the world. His experience and leadership will be important as we move into new markets and introduce new products and product extensions,” Pyatt said.

Following is biographical information on Prosser:

Donald W. Prosser

Prosser is a practicing certified public accountant, specializing in tax and securities accounting, and has represented a number of companies serving in the capacity of CPA, member of boards of directors, and as Chief Financial Officer. He served as an independent director on MusclePharm’s board since July 2012 and has more than 35 years of finance and accounting experience. Prosser has served as Chief Financial Officer and Director of Chartwell International, Arête Industries, Inc., Inform Worldwide Holdings, VCG Holding Corp, among other companies.

About MusclePharm

MusclePharm® is a scientifically-driven, performance lifestyle Company that currently develops, manufactures, markets and distributes branded nutritional supplements. We offer a complete range of powders, capsules, tablets and gels. Our portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 110 countries and available in over 35,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. We are the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof

Contacts:

Matt Sheldon/Evan Pondel
PondelWilkinson Inc.

(310) 279-5980

investors@musclepharm.com

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